UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 15, 2008

FIRST MONTAUK FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-6729

NEW JERSEY	22-1737915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Parkway 109 Office Center 328 Newman Springs Road
Red Bank, NJ 07701
(Address and zip code of principal executive offices)

(732) 842-4700
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 701.	Regulation FD Disclosure.

On August 15, 2008, First Montauk Financial Corp (the “Registrant”) received written notification that its fidelity bond carrier, National Union Fire Insurance Co. of Pittsburgh. PA., (“National Union”), will pay to First Montauk the sum of $288,000 in settlement of the Company’s fidelity bond claim arising out of fraudulent stock purchases.

The Registrant previously reported that on January 24, 2008, its wholly-owned broker-dealer subsidiary, First Montauk Securities Corp. (“FMSC” and together with the Registrant, “First Montauk”, or “the Company”) sustained a loss of approximately $338,000 as a result of a series of fraudulent stock purchase transactions which were executed over the order entry system of National Financial Services (“NFS”), First Montauk’s clearing broker, through an Internet protocol (“IP”) address over the Internet, which reflected the user identification and password information of one of First Montauk’s registered representatives.  These transactions were purchased without authorization in several customer accounts of the registered representative.  The transactions resulted in a net loss to the Company of approximately $338,000, which has been reflected in other expenses in the Condensed Consolidated Statements of Operation in the Company’s two most recently filed Quarterly Reports on Form 10-Q for the periods ending March 31, 2008 and June 30, 2008.

The Company had filed a claim with National Union in an attempt to recoup the loss sustained in these transactions. The payment amount represents the computer fraud loss less a $50,000 deductible in accordance with the terms of the fidelity bond. The recovery amount will be reported as other income in the Company’s Condensed Consolidated Statements of Operation on Form 10-Q for the period ending September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST MONTAUK FINANCIAL CORP.

By: /s/ Victor K. Kurylak
Name: Victor K. Kurylak
Title: Chief Executive Officer
Date: August 21, 2008